Filed by Equity Oil Company

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Equity Oil Company

Commission File Number: 000-00610

On February 2, 2004, Whiting Petroleum Corporation and Equity Oil Company distributed the following joint press release.

FOR IMMEDIATE RELEASE

Whiting Contact:
James J. Volker, President and CEO (303) 837-1661
Equity Contact:
Paul M. Dougan, President and CEO (801) 521-3515

WHITING AGREES TO ACQUIRE EQUITY OIL COMPANY

DENVER and SALT LAKE CITY, February 2, 2004 – Whiting Petroleum Corporation (NYSE: WLL) and Equity Oil Company (Nasdaq: EQTY) announced today that they have entered into a definitive merger agreement that, based on the closing price of Whiting stock on January 30, 2004, is valued at approximately $76.24 million, including the assumption of approximately $29 million of debt. This amount assumes approximately 13.27 million outstanding shares of Equity on a fully diluted basis. The Boards of Directors of both companies have unanimously approved the merger, which is expected to be treated as a tax free reorganization. The merger agreement provides for a stock-for-stock merger under which Equity shareholders will receive a fixed exchange ratio of 0.185 shares of Whiting stock for each share of Equity which they own. The merger will result in Whiting and Equity shareholders owning approximately 88.4 % and 11.6% of the combined company, respectively.

James J. Volker, CEO of Whiting and Paul M. Dougan, CEO of Equity jointly stated that, "based on both Equity’s and Whiting’s current production volumes, reserves and financial position, we believe the exchange ratio of 0.185 Whiting shares for each Equity share reflects the current value of Equity." Whiting management will run the combined company after the merger. There are no conditions to the merger requiring or providing for Whiting to offer employment or directorships to the Equity officers or Board members.

James J. Volker stated with respect to the merger, "Equity represents an opportunity for Whiting to add to our existing reserve base and create value for our combined shareholders. We look forward to the timely assimilation of Equity’s operations into that of Whiting’s and realizing the cost reduction and accretive benefits of the merger for all shareholders. We expect the acquisition to be accretive to Whiting’s 2004 earnings, cash flows and reserves." Merrill Lynch & Co. rendered a fairness opinion to Whiting in connection with the transaction.

Commenting on the transaction, Paul M. Dougan stated that "the merger of Equity into Whiting offers the Equity shareholder the opportunity to participate not only in the continuing benefits from Equity’s existing oil and gas assets, but to further benefit from sharing in the much larger oil and gas asset base and growth opportunities of Whiting. The merger should provide an opportunity for the Equity shareholders to continue to participate in the exploration and production sector of the market."

The merger is subject to the approval of shareholders owning two-thirds of the outstanding Equity shares and other standard closing conditions. The Board of Directors of Equity currently holds approximately 19% of the Equity shares. Equity intends to call a special meeting of its shareholders during the second quarter of 2004 to consider and vote on the merger. Whiting and Equity expect to complete the merger as soon as practicable following approval by Equity’s shareholders. Mr. Dougan and John W. Straker, Jr., a director of Equity, have agreed with Whiting to vote their Equity shares in favor of the merger and have given Whiting an option to acquire their shares under certain circumstances. Together, Mr. Dougan and Mr. Straker have committed to vote approximately 16% of Equity’s outstanding common stock in favor of the merger.

The merger agreement with Whiting is the result of a comprehensive process of exploring strategic alternatives for Equity that began in the second quarter of 2003. This process was formalized with the retention of Petrie Parkman & Co., Inc. to act as financial advisor to Equity in exploring its strategic alternatives. As part of this process, Equity contacted 73 companies regarding their interest in engaging in a potential transaction with Equity and disseminated material to 58 prospective buyers. This resulted in 21 meetings with prospective buyers, 16 data room visits and eight offers for the company or its assets. In addition, the Equity board of directors considered a range of other alternatives potentially available to the company. Following this extensive review and process, the Equity board has determined that the merger is in the best interests of the Equity shareholders and recommends that the shareholders vote to approve the merger. The process included the appointment of a Special Committee of independent members of the board to oversee the process and negotiate the definitive merger agreement. The Special Committee unanimously recommended the approval of the merger to the full Board. The board of directors of Equity received a fairness opinion from Petrie Parkman & Co., Inc. prior to approving the transaction.

Whiting Petroleum Corporation and Equity Oil Company each expect to announce their year-end results of operations for 2003 on February 25, 2004.

Whiting Petroleum Corporation is a holding company for Whiting Oil and Gas Corporation. Whiting Oil and Gas Corporation is engaged in oil and natural gas acquisition, exploitation and exploration activities primarily in the Gulf Coast/Permian Basin, Rocky Mountains, Michigan and Mid-Continent regions of the United States. For the nine months ended September 30, 2003, Whiting reported total revenues of $124.8 million, net income of $18.6 million, oil production of 1.9 million barrels and natural gas production of 16.1 billion cubic feet (Bcf). More information about Whiting is available on the internet at www.whiting.com.

Equity Oil Company’s oil and gas exploration operations are focused in California, Colorado, North Dakota and Wyoming. Equity’s headquarters are in Salt Lake City, Utah with technical and operating offices in Denver, Colorado and Cody, Wyoming. For the nine months ended September 30, 2003, Equity posted total revenues of $20.3 million, net income of $1.6 million, oil production of 427,000 barrels and natural gas production of 2.5 Bcf. More information about Equity is available on the internet at www.equity-oil.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "believes," "anticipates" or "expects," or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, Whiting’s and Equity’s ability to complete the merger in a timely manner or at all, the failure of Equity’s shareholders to approve the merger, the risk that the business of Equity will not be integrated successfully into Whiting, the risk that the cost savings from the merger may not be fully realized or may take longer to realize than expected, and other factors discussed in the filings of Whiting and Equity with the Securities and Exchange Commission (the "SEC"). Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Equity by Whiting. In connection with the proposed transaction, a registration statement on Form S-4 and other relevant documents will be filed with the SEC. Shareholders of Equity are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed transaction. After these documents are filed with the SEC, investors and security holders will be able to obtain them free of charge at the SEC’s website, www.sec.gov, or by requesting them from Whiting Petroleum Corporation, Attn: Corporate Secretary, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300 or from Equity Oil Company, Attn.: Corporate Secretary, 10 West Broadway, Suite 806, Salt Lake City, Utah 84110-0959.

Whiting and Equity and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Whiting’s directors and executive officers is available in its prospectus, dated November 19, 2003, filed with the SEC, and information regarding Equity’s directors and executive officers is available in its proxy statement filed with the SEC on April 14, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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